UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2019

Cloud Peak Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34547	26-3088162
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

748 T-7 Road, Gillette, Wyoming	82718
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

In connection with Cloud Peak Energy Inc.’s and substantially all of its direct and indirect subsidiaries’ (collectively, the “Company”) ongoing cases under Chapter 11 (“Chapter 11”) of Title 11 of the U.S. Code, on August 15 and 16, 2019, the Company conducted, pursuant to bid procedures approved by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), an auction (the “Auction”) under Section 363 of the U.S. Bankruptcy Code relating to the disposition of substantially all of the Company’s assets.

Following the completion of the Auction, on August 16, 2019, the Company announced that the bid submitted by Navajo Transitional Energy Company, LLC (the “Purchaser”) was the winning bid (the “Winning Bid”), and on August 19, 2019, the Company and the Purchaser entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) providing for the acquisition by the Purchaser of substantially all of the Company’s assets, including the Company’s Spring Creek, Cordero Rojo and Antelope mines (the “Purchased Assets”), in exchange for the payment of $15.7 million of cash at closing, a $40.0 million first lien promissory note (subordinated to collateral for certain permitted senior lien debt) (the “Promissory Note”) and a $0.15/ton royalty, payable quarterly for a period of five years, on all tons produced and sold at the Antelope and Spring Creek mines, and on all tons produced and sold in excess of 10 million tons per year at the Cordero Rojo mine, as well as the assumption of coal production-related pre- and post-petition tax liabilities and coal royalty payments in an amount projected to be approximately $93.92 million as of September 30, 2019, all reclamation obligations, up to $20 million in post-petition accounts payables, and cash to fund approximately $0.78 million in cure costs.  The terms of the Promissory Note are described in a term sheet attached as Exhibit E to the Asset Purchase Agreement filed herewith.  The Purchased Assets do not include certain immaterial non-operating real estate assets, and the Company is evaluating its options to sell these assets.

The Purchaser and the Company have made customary representations, warranties and covenants in the Asset Purchase Agreement. The closing of the transactions contemplated by the Asset Purchase Agreement are subject to a number of closing conditions, including (i) the entry of an order by the Bankruptcy Court approving the sale of the Purchased Assets (the “Sale Order”); (ii) the material accuracy of the representations and warranties of the parties; (iii) material compliance with the obligations of each party set forth in the Asset Purchase Agreement; (iv) the release of all liens and encumbrances pursuant to the Sale Order; (v) to the extent applicable, the waiting period applicable to the transactions contemplated by the Asset Purchase Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired; and (vi) the Purchaser shall have put in place with the appropriate governmental body the applicable reclamation bonds, letters of credit and other sources of collateral and financial assurance necessary to transfer the permits and licenses of the Company and its affiliates to the Purchaser.

On August 19, 2019, the Bankruptcy Court approved the transactions contemplated by the Asset Purchase Agreement, subject to the finalization of a form of the Sale Order.  Subject to the satisfaction of closing conditions, the transactions contemplated by the Asset Purchase Agreement are expected to close in October 2019. The Company anticipates filing and seeking confirmation of a Chapter 11 plan in the near term.

The description of the Asset Purchase Agreement is only a summary thereof and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is filed as Exhibit 10.1 hereto and which is incorporated by reference herein.

Item 7.01 Regulation FD.

In connection with the Auction process and pursuant to a non-disclosure agreement, the Company provided information to certain holders of the Company’s 2021 Notes, including a projected budget and a summary of sources and uses of cash during the Company’s Chapter 11 cases, the latest versions of which are furnished herewith as Exhibits 99.1 and 99.2, respectively.

On August 16, 2019, the Company issued a press release announcing the completion of the Auction and the Winning Bid, a copy of which is furnished herewith as Exhibit 99.3.

The information contained in this Item 7.01 (including Exhibits 99.1, 99.2 and 99.3) is furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, notwithstanding any general incorporation by reference language in other filings by the Company.

Cautionary Note Regarding Forward-Looking Statements

This Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates regarding the Company, industry, economic conditions, government regulations and energy policies and other factors. Forward-looking statements may include, for example, the closing of the transactions contemplated by the Asset Purchase Agreement, the ability of the Company to sell its remaining real estate assets, the anticipated occurrence of hearing dates on schedule during the Company’s Chapter 11 cases, and other statements regarding the Company’s plans, strategies, prospects and expectations concerning its business, operating results, financial condition, liquidity and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding the Company’s ability to continue as a going concern, the Company’s ability to successfully complete a sale process under Chapter 11; potential adverse effects of the Chapter 11 cases on the Company’s liquidity and results of operations; the Company’s ability to obtain timely approval by the Bankruptcy Court with respect to the motions filed in the Chapter 11 cases; objections to the sale process or other pleadings filed that could protract the Chapter 11 cases; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties, including its ability to provide adequate compensation and benefits during the Chapter 11 cases; the Company’s ability to comply with the restrictions imposed by its Accounts Receivable Securitization Program, the debtor-in-possession credit facility and other financing arrangements; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 filing; the effects of the bankruptcy petitions on the Company and on the interests of various constituents, including holders of the Company’s common stock; the Bankruptcy Court’s rulings in the Chapter 11 cases, and the outcome of the Chapter 11 cases generally; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings; risks associated with third-party motions in the Chapter 11 cases, which may interfere with the Company’s ability to consummate a sale; and increased administrative and legal costs related to the Chapter 11 process and other litigation and inherent risks involved in a bankruptcy process. Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports and registration statements the Company files with the Securities and Exchange Commission, including those in Item 1A - Risk Factors in its most recent Form 10-K and any updates thereto in its Forms 10-Q and current reports on Form 8-K. Additional factors, events, or uncertainties that may emerge from time to time, or those that the Company currently deems to be immaterial, could cause its actual results to differ, and it is not possible for the Company to predict all of them. The Company makes forward-looking statements based on currently available information, and it assumes no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this report, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01                   Financial Statements and Exhibits

(d)         Exhibits.

Exhibit Number	Description
10.1

Asset Purchase Agreement dated August 19, 2019, by and among Cloud Peak Energy Inc. and substantially all of its direct and indirect subsidiaries, as Sellers, and Navajo Transitional Energy Company, as Purchaser

99.1	13 week debtor-in-possession budget as of August 5, 2019
99.2	Summary of sources and uses of cash
99.3	Press release dated August 16, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2019

CLOUD PEAK ENERGY INC.

By:	/s/ Bryan J. Pechersky
	Name:	Bryan J. Pechersky
	Title:	Executive Vice President, General Counsel and Corporate Secretary